                                                             Exhibit 99.B(a)(16)

                               ING INVESTORS TRUST

             AMENDMENT #16 TO THE AMENDED AND RESTATED AGREEMENT AND
                              DECLARATION OF TRUST

                           EFFECTIVE: NOVEMBER 8, 2004

     The undersigned being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VI, Sections 6.2 and 6.3 and Article XI, Section 11.4 of the Trust's Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to:

     1. Re-designate ING MFS Research Portfolio to ING Oppenheimer Main Street Portfolio(R) by amending the second sentence of Section 6.2 of the Declaration of Trust to read as follows:

     "The Series that have been established and designated as of the date first above written are as follows:

               ING AIM Mid Cap Growth Portfolio
               ING Alliance Mid Cap Growth Portfolio
               ING American Funds Growth Portfolio
               ING American Funds Growth-Income Portfolio
               ING American Funds International Portfolio
               ING Capital Guardian Large Cap Value Portfolio ING Capital Guardian Managed Global Portfolio ING Capital Guardian Small Cap Portfolio
               ING Developing World Portfolio
               ING Eagle Asset Capital Appreciation Portfolio ING Evergreen Health Sciences Portfolio
               ING Evergreen Omega Portfolio
               ING FMR(SM) Diversified Mid Cap Portfolio
               ING Goldman Sachs Tollkeeper(SM) Portfolio
               ING Hard Assets Portfolio
               ING International Portfolio
               ING Janus Special Equity Portfolio
               ING Jennison Equity Opportunities Portfolio
               ING JPMorgan Small Cap Equity Portfolio
               ING Julius Baer Foreign Portfolio
               ING Legg Mason Value Portfolio
               ING LifeStyle Aggressive Growth Portfolio
               ING LifeStyle Growth Portfolio
               ING LifeStyle Moderate Growth Portfolio
               ING LifeStyle Moderate Portfolio
               ING Limited Maturity Bond Portfolio

               ING Liquid Assets Portfolio
               ING Marsico Growth Portfolio
               ING Mercury Focus Value Portfolio
               ING Mercury Large Cap Growth Portfolio
               ING MFS Mid Cap Growth Portfolio
               ING MFS Total Return Portfolio
               ING Oppenheimer Main Street Portfolio(R)
               ING PIMCO Core Bond Portfolio
               ING PIMCO High Yield Portfolio
               ING Salomon Brothers All Cap Portfolio
               ING Salomon Brothers Investors Portfolio
               ING Stock Index Portfolio
               ING T. Rowe Price Capital Appreciation Portfolio
               ING T. Rowe Price Equity Income Portfolio
               ING UBS U.S. Balanced Portfolio
               ING Van Kampen Equity Growth Portfolio
               ING Van Kampen Global Franchise Portfolio
               ING Van Kampen Growth and Income Portfolio
               ING Van Kampen Real Estate Portfolio"

     The foregoing shall be effective upon the date first written above.


/s/ Paul S. Doherty                             /s/ David W.C. Putnam
-------------------                             ---------------------
Paul S. Doherty, as Trustee                     David W.C. Putnam, as Trustee


/s/ J. Michael Earley                           /s/ Blaine E. Rieke
---------------------                           -------------------
J. Michael Earley, as Trustee                   Blaine E. Rieke, as Trustee


R. Barbara Gitenstein                           /s/ John G. Turner
---------------------                           ------------------
R. Barbara Gitenstein, as Trustee               John G. Turner, as Trustee


/s/ Walter H. May                               /s/ Roger B. Vincent
-----------------                               --------------------
Walter H. May, as Trustee                       Roger B. Vincent, as Trustee


/s/ Thomas J. Mcinerney                         /s/ Richard A. Wedemeyer
-----------------------                         ------------------------
Thomas J. McInerney, as Trustee                 Richard A. Wedemeyer, as Trustee


/s/ Jock Patton
---------------
Jock Patton, as Trustee